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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-87973) and Form S-3 (Registration No. 333-82128) of our report dated January 30, 2003 on our audit of the financial statements included in the 2002 annual report on Form 10-KSB of I.D. Systems, Inc.

     We also consent to the reference to our firm under the caption "Experts" in the Form S-3.


/s/ Eisner LLP (formerly Richard A. Eisner & Company, LLP)


New York, New York
March 24, 2003



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